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                                   EXHIBIT 11

             STATEMENT RE COMPUTATION OF PER SHARE EARNINGS (LOSS)


                                                                      THREE MONTHS ENDED MARCH 31,
                                                                   ----------------------------------
                                                                       1995                   1994
                                                                       ----                   ----
Net income (loss)                                                   $  426,000              (726,000)
                                                                    ==========            ===========
Weighted average number of common
         shares outstanding                                          3,836,063             3,836,063
                                                                    ==========            ===========
Net income (loss) per share of common stock:                        $     0.11                 (0.19)
                                                                    ==========            ===========




NOTE: Outstanding stock options are excluded from the computation as the effective dilution in earnings per share data is less than 1%.